UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	December 19, 2016

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to JPMorgan Credit Agreement

Effective December 19, 2016, AmTrust Financial Services, Inc. (the “Company”) entered into Amendment No. 7 (the “Amendment”) to its Credit Agreement dated September 12, 2014, with JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association and SunTrust Bank, as Co-Syndication Agents, Lloyds Bank PLC and Associated Bank, as Co-Documentation Agents, and the various lending institutions party thereto (as amended from time to time, the “Credit Agreement”).

The Amendment expands the restrictive covenants related to (1) indebtedness and liens to allow the Company's insurance subsidiaries to access additional liquidity through secured loan facilities made available by such subsidiary's membership in the Federal Home Loan Bank system; and (2) liens to secure intercompany loans between the Company and its subsidiaries or between the Company's subsidiaries, as long as the aggregate principal amount of such secured intercompany loans does not exceed $200 million at any time outstanding.

Amendment to Funds at Lloyd's Facility

Effective December 22, 2016, the Company (as Guarantor) and five of its wholly-owned subsidiaries, AmTrust International Insurance, Ltd. (as Account Party), AmTrust Corporate Capital Limited, AmTrust Corporate Member Limited, AmTrust Corporate Member Two Limited and ANV Corporate Name Limited (as Corporate Members) entered into an Amendment Agreement (the "FAL Amendment") to its £515 million credit facility agreement with ING Bank, N.V., London Branch, The Bank of Nova Scotia, London Branch and Bank of Montreal, London Branch.

The FAL Amendment clarifies that ING Bank, N.V. will hold all collateral in its accounts, as opposed to holding collateral in accounts at The Bank of Nova Scotia, as contemplated in the original agreement. In addition, like the Amendment discussed above, the FAL Amendment expands the restrictive covenant related to indebtedness and liens to allow the Company's insurance subsidiaries to access additional liquidity through secured loan facilities made available by such subsidiary's membership in the Federal Home Loan Bank system

Certain of the lenders for both facilities and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The description of the Amendment and the FAL Amendment are qualified in their entirety by reference to the full text of the Amendment and the FAL Amendment, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1
Amendment No. 7, dated December 19, 2016, to the Credit Agreement, dated September 12, 2014, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various lending institutions party thereto.

10.2
Amendment Agreement, dated December 22, 2016, related to the £515,000,000 Facility Agreement, dated November 3, 2016, among the Company, AmTrust Corporate Capital Limited, AmTrust Corporate Member Limited, AmTrust Corporate Member Two Limited, ANV Corporate Name Limited, AmTrust International Insurance, Ltd., ING Bank N.V., London Branch, The Bank of Nova Scotia, London Branch and Bank of Montreal, London Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	December 22, 2016

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary